EXHIBIT 99.4

Report of Independent Registered Public Accounting Firm

Board of Directors

SemGroup Corporation

Tulsa, Oklahoma

We have audited the accompanying balance sheet of White Cliffs Pipeline, L.L.C. (the “Company”) as of December 31, 2011 and the related statements of operations, changes in members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White Cliffs Pipeline, L.L.C. at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

February 29, 2012

WHITE CLIFFS PIPELINE, L.L.C.

Balance Sheets

(Dollars in thousands, except unit amounts)

	December 31, 2011	(unaudited) December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$4,410	$5,293
Accounts receivable	5,961	4,356
Inventories	1,067	—
Other current assets	215	148

Total current assets	11,653	9,797

Property, plant and equipment (net of accumulated depreciation of $26,918 and $13,856 at December 31, 2011 and 2010, respectively)	222,473	234,300
Goodwill	17,000	17,000
Other intangible assets (net of accumulated amortization of $20,927 and $13,152 at December 31, 2011 and 2010, respectively)	33,073	40,848

Total assets	$284,199	$301,945

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$363	$238
Accrued liabilities	2,896	3,586

Total current liabilities	3,259	3,824

Commitments and contingencies (Note 5)
Members’ equity (240,610 units at December 31, 2011 and 2010)	280,940	298,121

Total liabilities and members’ equity	$284,199	$301,945

The accompanying notes are an integral part of these financial statements.

WHITE CLIFFS PIPELINE, L.L.C.

Statements of Operations

(Dollars in thousands)

	Year Ended December 31, 2011	(unaudited) Three Months Ended December 31, 2010
Revenues	$66,097	$13,619

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	902	258
Operating	8,461	2,144
General and administrative	3,389	900
Depreciation and amortization	20,842	5,680

Total expenses	33,594	8,982

Operating income	32,503	4,637

Other expense (income), net	(6)	(8)

Net income	$32,509	$4,645

The accompanying notes are an integral part of these financial statements.

WHITE CLIFFS PIPELINE, L.L.C.

Statements of Changes in Members’ Equity

(Dollars in thousands)

Members’ Equity
Balance at September 30, 2010 (unaudited)	$303,918
Net income (unaudited)	4,645
Member distributions (unaudited)	(11,309)
Member contributions (unaudited)	867

Balance at December 31, 2010 (unaudited)	$298,121
Net income	32,509
Member distributions	(53,842)
Member contributions	4,152

Balance at December 31, 2011	$280,940

The accompanying notes are an integral part of these financial statements.

WHITE CLIFFS PIPELINE, L.L.C.

Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31, 2011	(unaudited) Three Months Ended December 31, 2010
Cash flows from operating activities:
Net income	$32,509	$4,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,842	5,680
Loss on disposal of long-lived assets	9	—
Changes in operating assets and liabilities:
Accounts receivable	(1,605)	269
Other current assets	(1,134)	(4)
Accounts payable and accrued liabilities	(564)	(316)

Net cash provided by operating activities	50,057	10,274

Cash flows from investing activities:
Capital expenditures	(1,250)	(55)

Net cash provided by (used in) investing activities	(1,250)	(55)

Cash flows from financing activities:
Member distributions	(53,842)	(11,309)
Member contributions	4,152	867

Net cash used in financing activities	(49,690)	(10,442)

Net increase (decrease) in cash and cash equivalents	(883)	(223)
Cash and cash equivalents at beginning of period	5,293	5,516

Cash and cash equivalents at end of period	$4,410	$5,293

The accompanying notes are an integral part of these financial statements.

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

1.	OVERVIEW

White Cliffs Pipeline, L.L.C. (“White Cliffs”) is a Delaware limited liability company. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma. White Cliffs also owns one crude oil storage tank with a storage capacity of 100,000 barrels.

SemGroup Corporation (“SemGroup”) owns a 51% interest in White Cliffs and serves as its manager. Prior to September 30, 2010, SemGroup owned approximately 99% of White Cliffs. At the end of September 2010, the other owners exercised certain rights to purchase additional ownership interests, and SemGroup’s ownership interest was reduced to 51%. Subsequent to purchasing these additional ownership interests, the other owners gained substantive rights to participate in the management of White Cliffs. Because of this, SemGroup deconsolidated White Cliffs on September 30, 2010 and began accounting for it under the equity method. The accompanying financial statements include the results of operations of White Cliffs subsequent to the date that SemGroup began accounting for it under the equity method.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates.

The accompanying financial statements as of December 31, 2011 and for the year then ended and related notes have been audited. The accompanying financial statements as of December 31, 2010 and for the three months then ended and related notes are unaudited.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS - Cash includes currency on hand and demand and time deposits with banks or other financial institutions. Cash equivalents include highly liquid investments with maturities of three months or less at the date of purchase. Balances at financial institutions may exceed federally insured limits.

ACCOUNTS RECEIVABLE - Accounts receivable are reported net of the allowance for doubtful accounts. White Cliffs’ assessment of the allowance for doubtful accounts is based on several factors, including the overall creditworthiness of its customers, existing economic conditions, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.

FRESH-START REPORTING - White Cliffs adopted fresh-start reporting on November 30, 2009, which was the date SemGroup Corporation emerged from bankruptcy. Upon adopting fresh-start reporting, White Cliffs recorded its property, plant and equipment, goodwill and other intangible assets at their estimated fair values.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is recorded at cost (although, as described above, property, plant and equipment was adjusted to fair value at November 30, 2009 upon adoption of fresh-start reporting). White Cliffs capitalizes costs that extend or increase the future economic benefits of property, plant and equipment, and expenses maintenance costs that do not. When assets are disposed of, their cost and related accumulated depreciation are removed from the balance sheet, and any resulting gain or loss is recorded within operating expenses in the statements of operations.

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Depreciation is calculated primarily on the straight-line method over the following estimated useful lives:

Pipelines and related facilities	20 years
Storage and terminal facilities	10 –25 years
Other property and equipment	3 – 7 years

GOODWILL – White Cliffs tests goodwill for impairment each year as of October 1, or more often if circumstances warrant, by estimating the fair value of the asset group to which the goodwill relates and comparing this fair value to the net book value of the asset group. If fair value is less than net book value, White Cliffs estimates the implied fair value of goodwill, reduces the book value of the goodwill to the implied fair value, and records a corresponding impairment loss.

For the October 1, 2011 goodwill impairment test, White Cliffs developed estimates of cash flows for the next nine years, and also developed an estimated terminal value. White Cliffs discounted the estimated cash flows to present value using a rate of 9.4%. No impairment was recorded for the period.

During September 2011, the Financial Accounting Standards Board issued Accounting Standards Update No. 2011-08, “Testing Goodwill for Impairment”. This Accounting Standards Update is designed to simplify how entities test goodwill for impairment. Under the new standard, an entity may first assess qualitative factors to determine whether it is more likely than not that the fair value of an asset group is less than the carrying amount, for the purpose of determining whether it is necessary to estimate the fair value of the asset group to which the goodwill relates. We plan to adopt this new standard in 2012.

IMPAIRMENT OF LONG-LIVED ASSETS – We test long-lived asset groups for impairment when events or circumstances indicate that the net book value of the asset group may not be recoverable. We test an asset group for impairment by estimating the undiscounted cash flows expected to result from its use and eventual disposition. If the estimated undiscounted cash flows are lower than the net book value of the asset group, we then estimate the fair value of the asset group and record a reduction to the net book value of the assets and a corresponding impairment loss.

CONTINGENT LOSSES – White Cliffs records a liability for a contingent loss when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. White Cliffs records attorneys’ fees incurred in connection with a contingent loss at the time the fees are incurred, and does not record liabilities for attorneys’ fees that are expected to be incurred in the future.

ASSET RETIREMENT OBLIGATIONS – Asset retirement obligations include legal or contractual obligations associated with the retirement of long-lived assets, such as requirements to incur costs to dispose of equipment or to remediate the environmental impacts of the normal operation of the assets. White Cliffs records liabilities for asset retirement obligations when a known obligation exists under current law or contract and when a reasonable estimate of the value of the liability can be made.

REVENUE RECOGNITION – Revenue for the transportation of product is recognized upon delivery of the product to its destination.

LINE LOSS DEDUCTIONS AND INVENTORY – The White Cliffs tariff allows White Cliffs to retain a pipeline loss allowance (PLA) in the amount of two-tenths of one percent of any customer product placed in the system. The PLA is intended to compensate for expenses associated with product shrinkage and evaporation. If the PLA exceeds the actual amount of product loss, White Cliffs is entitled to sell the product overage for its own gain. The PLA is recorded to revenue and inventory in the month in which the shipment occurs. Gains or losses resulting from actual product overages or shortages are also recorded to cost of goods sold and inventory during the month the overage or shortage occurs. White Cliffs recorded $2.0 million of revenue related to PLA during the year ended December 31, 2011 and $0.4 million during

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

the three months ended December 31, 2010. White Cliffs recorded $0.9 million in cost of goods sold related to the actual product shortages during the year ended December 31, 2011 and $0.3 million during the three months ended December 31, 2010. There were no sales of inventory during either period.

INCOME TAXES - White Cliffs is a pass-through entity for federal and state income tax purposes. Its earnings are allocated to its owners, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.

SUBSEQUENT EVENTS - White Cliffs has evaluated subsequent events for accrual or disclosure in these financial statements through February 29, 2012, which is the date these financial statements were issued.

3.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following (in thousands):

	December 31, 2011	December 31, 2010
Land	$12,649	$12,643
Pipelines and related facilities	233,113	232,016
Storage and terminal facilities	1,830	1,830
Other property and equipment	1,581	1,581
Construction-in-progress	218	86

Property, plant and equipment, gross	249,391	248,156
Accumulated depreciation	(26,918)	(13,856)

Property, plant and equipment, net	$222,473	$234,300

White Cliffs recorded depreciation expense of $13.1 million for the year ended December 31, 2011 and $3.3 million for the three months ended December 31, 2010.

4.	OTHER INTANGIBLE ASSETS

Other intangible assets consist of customer relationships, which were recorded at estimated fair value upon adoption of fresh-start reporting on November 30, 2009. They are generally amortized on an accelerated basis over the estimated period of benefit and may be subject to impairments in the future if we are unable to maintain the relationships with the customers to which the assets relate. The following table shows the changes in the other intangible asset balances (in thousands):

Balance, September 30, 2010	$43,267
Amortization	(2,419)

Balance, December 31, 2010	40,848

Amortization	(7,775)

Balance, December 31, 2011	$33,073

White Cliffs estimates that future amortization of other intangible assets will be as follows (in thousands):

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

4.	OTHER INTANGIBLE ASSETS, Continued

For the year ending:
December 31, 2012	$6,704
December 31, 2013	5,567
December 31, 2014	4,759
December 31, 2015	4,069
December 31, 2016	3,478
Thereafter	8,496

Total estimated amortization expense	$33,073

5.	COMMITMENTS AND CONTINGENCIES

Environmental

White Cliffs may from time to time experience leaks of petroleum products from its facilities, as a result of which it may incur remediation obligations or property damage claims. In addition, White Cliffs is subject to numerous environmental regulations. Failure to comply with these regulations could result in the assessment of fines or penalties by regulatory authorities.

Asset retirement obligations

We may be subject to removal and restoration costs upon retirement of our facilities. However, we do not believe the present value of such obligations under current laws and regulations, after taking into account the estimated lives of our facilities, is material to our financial position or results of operations.

Other matters

White Cliffs is a party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these claims, legal actions, and complaints, after consideration of amounts accrued, insurance coverage, and other arrangements, will not have a material adverse effect on White Cliffs’ combined financial position, results of operations or cash flows. However, the outcome of such matters is inherently uncertain, and estimates of our consolidated liabilities may change materially as circumstances develop.

Leases

White Cliffs has entered into operating lease agreements for office space, office equipment, land, trucks and tank storage. Future minimum payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2011, are as follows (in thousands):

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

5.	COMMITMENTS AND CONTINGENCIES, Continued

Years ending:
December 31, 2012	$2,122
December 31, 2013	2,122
December 31, 2014	1,225
December 31, 2015	600
December 31, 2016	300
Thereafter	—

Total future minimum lease payments	$6,369

White Cliffs recorded lease and rental expenses of $1.9 million for the year ended December 31, 2011 and $0.4 million for the three months ended December 31, 2010.

6.	RELATED PARTY TRANSACTIONS

Revenues

All of White Cliffs’ revenues for the year ended December 31, 2011 and the three months ended December 31, 2010 were generated from four customers, three of which hold ownership interests in White Cliffs. Revenues by customer are summarized below (in thousands):

	Year Ended December 31, 2011	Three Months Ended December 31, 2010
Customer A	$34,972	$7,729
Customer B	24,352	5,508
Customer C	4,204	—
Customer D	549	—
Line loss deduction revenue	2,020	382

Total revenue	$66,097	$13,619

Accounts receivable are summarized below (amounts in thousands):

	December 31, 2011	December 31, 2010
Customer A	$2,855	$2,340
Customer B	2,260	2,016
Customer C	708	—
Customer D	138	—

Total accounts receivable	$5,961	$4,356

WHITE CLIFFS PIPELINE, L.L.C.

Notes to Financial Statements

(Information as of December 31, 2010 and for the three months then ended is unaudited)

6.	RELATED PARTY TRANSACTIONS, Continued

Transactions with SemGroup Corporation

White Cliffs leases storage capacity from SemGroup and pays SemGroup a fee for management services. White Cliffs paid SemGroup $2.2 million for such services during the year ended December 31, 2011 and $0.5 million for such services during the three months ended December 31, 2010.

SemGroup incurs certain general and administrative expenses on behalf of White Cliffs that SemGroup does not charge to White Cliffs. White Cliffs recorded $3.2 million of such general and administrative expense during the year ended December 31, 2011 and $0.9 million of such general and administrative expense during the three months ended December 31, 2010. White Cliffs recorded corresponding member contributions from SemGroup, since White Cliffs was not required to reimburse SemGroup for these expenses.